Exhibit 99.2

Ideal Power Announces Closing of $30.0 Million Registered Direct Offering of

Common Stock

Austin, Texas, May 18, 2026 – Ideal Power Inc. (Nasdaq: IPWR) ("Ideal Power," the "Company," "we," or "our"), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN® bidirectional semiconductor power switch, today announced the closing of its previously announced registered direct offering pursuant to a definitive agreement with certain institutional investors for the purchase and sale of an aggregate of 5,291,005 shares of common stock (or common stock equivalents) priced at the market under Nasdaq rules. The gross proceeds to the Company were approximately $30 million, before deducting offering expenses. The Company intends to use the net proceeds from the offering to advance commercialization of B-TRAN®, including customer design-ins, custom development programs, initial production ramp with strategic partners, and general corporate and working capital purposes.

Titan Partners, a division of American Capital Partners, acted as the sole placement agent for the offering.

The offering was made pursuant to a shelf registration statement on Form S-3 (No. 333-292492) (including a base prospectus) previously filed with the Securities and Exchange Commission (“SEC”) on December 30, 2025, and declared effective by the SEC on January 9, 2026. The common stock (or common stock equivalents) was offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective Registration Statement. A prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering were filed with the SEC and are available for free on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and accompanying prospectus may also be obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Ideal Power Inc.

Ideal Power (Nasdaq: IPWR) is the developer and provider of its innovative and widely patented B-TRAN® bidirectional semiconductor power switch. B-TRAN® offers compelling advantages over conventional technologies and addresses the demanding standards of today's solid-state circuit protection and intelligent power delivery systems. It features very low conduction losses that deliver improved power efficiency, thereby reducing energy consumption and providing cost savings. The unique bidirectional capability of B-TRAN® simplifies the design, control and diagnostics of solid-state power solutions while enabling smaller, lower cost systems. B-TRAN® delivers compelling advantages for a broad spectrum of applications including solid-state circuit breakers, static transfer switches, battery disconnect units and EV contactors that are widely used in data centers, industrial power systems, energy grid and storage systems, and electric vehicles and charging infrastructure.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power's management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding the financing and the intended use of proceeds. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN® technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN® technology, the rate and degree of market acceptance for our B-TRAN®, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN®, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.

Ideal Power Investor Relations Contact:

Jeff Christensen

Darrow Associates Investor Relations

jchristensen@darrowir.com

703-297-6917